Exhibit 99.1

FINAL TRANSCRIPT

MACR - Q3 2005 Macromedia Earnings Conference Call

Event Date/Time: Jan. 19. 2005 / 5:00PM ET

Event Duration: 48 min

OVERVIEW

Stephen Elop has been promoted to the position of CEO of MACR. 3Q05 revenue was $109m. 3Q05 EPS was $0.20 on a GAAP basis and $0.21 on a pro forma basis. 3Q05 sales was $85.9m. 3Q05 OpEx was $81.9m. On a GAAP basis, net income was $15.3m. 3Q05 EBITDA was $23m. 3Q05 Deferred revenue was up $6m to $49m. 4Q05 revenues are expected to be in the range between $108-113m. Q&A Focus: Samsung deal, MX product, Flash, Flash Lite, Breeze & World 3G Conference.

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MACR - Q3 2005 Macromedia Earnings Conference Call

CORPORATE PARTICIPANTS

Mike Look

Macromedia - Vice President of Investor Relations

Robert Burgess

Macromedia - Chairman

Stephen Elop

Macromedia - Chief Executive Officer

Betsey Nelson

Macromedia - Chief Financial Officer, Exec. VP, Sec,

CONFERENCE CALL PARTICIPANTS

Jamie Friedman

Fulcrum Global Partners - Analyst

Steven Frankel

Adams Harkness & Hill - Analyst

Eugene Munster

Piper Jaffray - Analyst

R. Keith Gay

Thomas Weisel Partners - Analyst

Jay Vleeschhouwer

Merrill Lynch - Analyst

Steve Lidberg

Pacific Crest Securities - Analyst

Sasa Zorovic

Oppenheimer and Company - Analyst

Steve Ashley

Robert W. Baird. - Analyst

Steve Jue

RBC Capital Markets - Analyst

Trip Chowdhry

Midwest Research - Analyst

PRESENTATION

Operator

Good afternoon, ladies and gentlemen, and welcome to the Macromedia third-quarter fiscal 2005 financial results conference call. At this time all participants are in a listen-only mode. Later we will conduct a question-and-answer session. Please note that this conference is being recorded. I would now like to turn the call over to Mr. Mike Look, Vice President of Investor Relations for Macromedia, Incorporated. Mr. Look, you may begin.

Mike Look - Macromedia - Vice President of Investor Relations

Good afternoon. Today’s presentation of our third-quarter fiscal 2005 financial results is also available over the web using Macromedia’s Breeze product. Listeners are encouraged to go to our company website at www.macromedia.com/macr and view the webcast of today’s presentation. Joining me on the call are Rob Burgess, Chairman. Stephen Elop, Chief Executive Officer. And Betsey Nelson, Executive Vice President and Chief Financial Officer.

During this call, we will discuss aspects of Macromedia’s business and make forward-looking statements which involve risks and uncertainties that may cause actual results to differ materially from the results predicted. We have disclosed in greater detail in our Form 10-K and other filings with the SEC the risk factors that may cause our actual results to differ from the results predicted. These filings can be found at www.sec.gov The business outlook statements we’ll be making today are based on current expectations as of January 19, 2005 only. During this call, we will also discuss non-GAAP financial measures. The GAAP financial measures that correspond to such non-GAAP financial measures as well as the reconciliation between such two members are set forth in our press release issued on January 19, 2005 and made available on the Macromedia’s Investor Relations website. I’d now like to turn the call over to Rob. Rob?

Robert Burgess - Macromedia - Chairman

Well, hello, all. Thank you once again for joining us. We have some exciting news to share with you today. It is my real pleasure to announce that we have promoted Stephen Elop to the position of CEO of Macromedia. Steven and I have worked together closely for the past 7 years and have a great working relationship and partnership and what I’m really pleased about this leadership succession comes at a time when our prospects are so bright. Steven has really distinguished himself over many years here at Macromedia as an outstanding, customer-focused hands-on executive. In particular his intensity around excellence and execution I think will serve the company very well as we pursue our expanding market opportunities into business users and consumers and enterprises around the world and I look forward to working with him in this new capacity.

I plan to continue to work at Macromedia as an active chairman focused really around three priorities. First and foremost to do all I can to help Stephen be very successful as

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MACR - Q3 2005 Macromedia Earnings Conference Call

the new CEO of Macromedia. Second, as many of you know M&A for us is a real opportunity, particularly as we look at high-growth segments such as mobile and Asia, so I’ll be focusing on that a lot. And third I’ll just be concentrating on the strategic development of the company in partnership with Stephen and Betsey and many others — members of the executive team.

As I said I am personally very excited about my new role and will be putting all of my energy into these areas. I have invited Stephen later on the call to share some of his thoughts.

As I said executing on the succession plan couldn’t come at a better time for the company. We had another good solid quarter, nice revenue growth, and once again an increase in profitability. What pleased me with about the performance of the quarter is that we had solid results in all of our three business units, year-over-year growth in all geographies and in addition saw significant advancement in our strategic priorities.

Taking a closer look at our Q3 performance, I’d like to begin with our largest business segment which offers software solutions for designers and developers. Here our core business of industry-leading Studio MX tools is in good shape. The revenue is basically flat on a sequential basis which is quite good given where we are in the cycle and normal seasonal dynamics. This was primarily driven by strong performances in our AMIA and Asia Pacific regions where we saw an increasing number of wins particularly in large corporate accounts and education. We also see a continuing strength in the percentage of our customers that are upgrading to professional versions. And out business is also being positively driven by strong industry trends such as the spread of video on the web.

You can see evidence of this video trend from the amount of video that is showing up on sites all over the world, but I am also encouraged by the number of customers of our’s that seem to be newly interested in it. We distributed over 10,000 video extension kits, for instance, in Q3, and that demonstrates how excited the Dreamweaver community is about now incorporating video into their web experiences. We have included in the Breeze presentation some great new examples such as Imagination TV, which is a wonderful new creative, interactive example of video, and that service is powered by Vital Stream and all the way to other examples like the WWE wrestling powerhouse and there’s all kinds of other examples as well. So, check them out on the Breeze presentation.

Flax is our new service solution to bring Flash into the hands of enterprise developers. And Flex had a really good quarter with the overall customers almost doubling. Business is actually growing very rapidly for us in the financial services sector, which is a key target for our product, and that accounted for about 32 percent of our overall bookings and 5 of our top 10 deals. During the quarter we shipped the latest version of Flex Builder, our IDE for Flex, and if you are enjoying this presentation in Breeze, you can click on the links and it will take to you a couple of new Flex-based experiences, one with TJ Maxx, developed in partnership with one of our system integrators. Molecular, and the other to Ferros (ph) Razen (ph), which was developed in conjunction with one of our SI partners in Europe, Cap Gemini. And these examples will give you a good idea of what people are developing using Flex.

ColdFusion posted another solid quarter and what was interesting here is that we had a very strong Q3 performance in subscription sales, and I think that’s in anticipation of our new Blackstone release, which seems to have attracted the attention of the ColdFusion user base. I think they’re more excited about this release than any we’ve done so far and that is due to start shipping this quarter. We’ve also included in the Breeze presentation some early feedback from our beta program. These comments are very encouraging and we are very excited about what our customers are gonna do with this new release, Blackstone.

Our solutions for business users had another great quarter posting over 30 percent growth sequentially. That was driven by Breeze which really had a breakout quarter as we added 314 new customers bringing our total to just under 1,000. Now this is up 49 percent from where we were at the end of September, which is 641. Our bookings grew 150 percent on a year-over-year basis. We signed our largest deal to date, and we have expanding deals with customers like the United Way and the National Institute of Health. In fact we had 93 existing customers come back for more software in Q3, which is a great sign. Furthermore, a growing number of customers are buying Breeze Live, so we are quite pleased with the traction here. And as you can see in Breeze we have a great customer list. We’ve penetrated now 49 Fortune 500 companies and they include great accounts like BMW, Pfizer, SBC, Kaiser, and many, many others. Both Contribute and Captivate also enjoyed solid quarters. We have now shipped 300,000 Contribute seats. In the quarter we announced a new partnership with eBay which makes Contribute available to individuals and small businesses selling their products on eBay giving them a much nicer environment to update their websites and certainly expands our reach with co-marketing.

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MACR - Q3 2005 Macromedia Earnings Conference Call

Larger deals continue to happen as people better understand the capabilities of WPS, which eliminates the barriers to larger deployment. We had over 250 WPS customers in Q3, many focused on rapid Web Publishing Solutions and use on Intranets. During the quarter we shipped the first Macromedia-branded version of RoboDemo, and that’s called Captivate, it was very well received by the customer base and there’s a link provided here in Breeze of an experience that you can check out. This one is to demonstrate software.

Turning now to the consumer side. Our business here continues to get more and more exciting. During the quarter we added a few new partners like ComPal (ph) and ITRI, and equally important we made some real progress in expanding our relationships with existing partners. We are also very excited today to be announcing a major new strategic relationship with Samsung Electronics. Samsung has distinguished themselves as a global powerhouse in design and we are very proud they have decided to include Flash in their mobile phones. We have just posted on our website a new research paper published by the Yankee Group which provides a lot of metrics on the mobile environment in Japan. As you know, our partners there have been increasingly successful with Flash, so we encourage you to have a look at that report as it talks about what is behind the success. Now, with a leader like Samsung beginning to ship next generation handsets into global markets, we have the expectation of the kind of success we’ve seen in Japan is now going to move into other parts of Asia and Europe. The applications, content and experiences that we can build our mobile phones are truly awesome. I think the developer community is all very excited about it, and as we get increasing population of Flash on devices shipping into the market and operator support, I just think it bodes very well for a fabulous market opportunity for the next decade of Macromedia.

In February, we will be attending the world 3GSM Conference in Cannes. We expect that’s gonna be a huge conference for us, so if you are coming over make sure you stop by and say hi. And that’s was a quick update on the business. And with that I’d like to turn it over to our new CEO and to congratulate him, Stephen Elop. Thank you.

Stephen Elop - Macromedia - Chief Executive Officer

Thank you, Rob. I must first say that it is very exciting to become the CEO of a company as great as Macromedia. Thank you to both you, Rob, and to the Board of Directors for the confidence you are showing in me. As Rob already mentioned,

I have been with Macromedia for 7 years. When I first joined, I was the CIO, and I had the opportunity to walk in the footsteps of our customers. From that vantage point, I was able to develop a reality-based view of the tremendous value that Macromedia could deliver to its customers. After working in one of the product groups, I then had the opportunity to lead Macromedia’s field sales organization for 3 years.

By spending a tremendous amount of time with customers from all over the world, I was able to help Macromedia improve its go-to-market approach in an era where the actual business value of technology mattered much more than it did in the bubble years. That connection with our different customers serves as the foundation for how I approach everything that I do at Macromedia. And then about six months ago, we were fortunate enough to hire a great new sales executive, Mr. Don Hunt. With the hiring of Don, I was able to take over the role as COO and begin the process of further aligning our product and go-to-market strategies to take advantage of Macromedia’s great opportunities. There has never been a better time to be at Macromedia, and I am very excited by the next 7 years. And now to go over the financials is Betsey.

Betsey Nelson - Macromedia - Chief Financial Officer, Exec. VP, Sec,

All right, thanks, Steven. Let me provide color around our Q3 financial results and then I’ll go into our financial outlook. The highlights are as follows. We posted revenues of 109 million, a 17 percent operating profit margin and earnings per share of $0.20 on a GAAP basis and $0.21 on a pro forma basis. These results are in line with the outlook range we provided in October which called for 105 to 110 million in revenue and operating margins between 16 and 18 percent of revenue.

Looking at the quarterly trend, you can see that revenues were up 15 percent year-on-year in the December quarter, the sixth consecutive quarter of revenue growth with all three businesses contributing to the growth. In terms of business mix, sales into our core designer developer market were 85.9 million, up 1 percent year-on-year representing 79 percent of total revenue for the quarter. The MX tools continue to do well with full unit sales making up for decrease in upgrades. As we anticipated earlier in the year sales of the MX 2004 release seem to be out-performing those from the prior release, despite getting off to a slower start. RIA and service products were up quarter-on-quarter.

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MACR - Q3 2005 Macromedia Earnings Conference Call

In the business user category we posted revenues of 14.9 million, up 165 percent year-on-year with excellent growth in both Breeze and Contribute. Breeze ASPs were up in all regions as were revenues from maintenance renewals and hosting. Contribute in the WPS also had a good quarter and Captivate sales were up on the launch of a new version in November. Finally, the consumer category posted revenues of 5.9 million, up 258 percent year-on-year with royalties and support representing some 85 percent of revenues this quarter.

In terms of regional performance, all our regions were up year-on-year. North America revenue increased 11 percent with particularly strong results in our corporate sales team. The commercial distribution business in North America continued to decline as business moved to other channels. Europe was up 16 percent with Southern Europe, France, Benelux, Italy, Spain and Portugal posting the strongest growth this period. As well as we saw good progress in Europe with the Breeze and Flex businesses. And Asia Pacific had another great quarter up 22 percent year-on-year despite the absence of any major new mobile revenues as our core products continue to do quite well.

One the metrics we track to measure our success with strategic accounts is the number of customers who book deals over $50,000 in size. As you can see from the graph that has grown steadily over the last 8 quarters to 160 in the December quarter up from 150 in September and 125 in June. We saw large customer wins this quarter at accounts as diverse as France Telecom, Yahoo, Med Point Communications, the European Commission, Nationwide Financial, ITRI the Industrial Technology Research Institute in Taiwan, JP Morgan Chase and Hitachi.

Turning to margins, gross margin for the quarter was 93 percent consistent with last quarter. Sales of volume licenses again exceeded box product this quarter favorably impacting our gross margin. Operating expenses were up 1 million to 81.9 million in December as we continued to invest in our sales organization and particularly the direct sales teams. As well we added an outbound telesales capability, which we are piloting for some of our lower-end product. We added some 40 people this quarter, primarily in sales and engineering, bringing ending head count to approximately 1,420 full-time employees.

The expense breakdown on a pro forma bases as a percent of revenues was as follows: 43 percent sales and marketing, 23 percent R&D and 10 percent G&A. Yielding a 17 percent operating profit margin on a pro forma basis. On a GAAP basis, we reported net income of 15.3 million or $0.20 per share on a fully deluded basis. The difference between pro forma and GAAP results this quarter relate to the following one-time or non-cash items. The amortization of acquired technology and intangible assets, a credit to G&A from settling outstanding contingencies related to the acquisition of E-Help last year, a fair value adjustment on non-marketable securities and the impact of re-measurement of foreign denominated tax assets and liabilities on tax expense. You can refer to the press release for a detailed reconciliation of these numbers.

Turning to the balance sheet, as you can see we generated significant cash this period from both operations and financing activities. EBITDA was a strong $23 million in the December quarter. Proceeds from stock options were $43 million as some 3 million options outstanding were exercised. This drove cash and short-term investments to 340 million, up 55 million from September. Accounts receivables increased to 55 million yielding a DSO number of 46 days on a net ending basis, well within our target range of 40 to 50 days. Property and equipment rose 17 million to 103 million, primarily due to the new building we’re outfitting for move-in later this month. And finally deferred revenue was up 6 million to 49 million.

Now looking forward our outlook for the March quarters is as follows. We expect revenue to be in the range of 108 to 113 million, driven by growth in the business user and consumer businesses primarily. Gross margin should be between 92 and 93 percent again this quarter. Expenses will be up in the March quarter due to compensation increases associated with our annual performance review cycle and to one-time costs associated with facilities moves. At this point we also anticipate we will have restructuring charges of some $15 to $20 million associated with exiting leased facilities in favor of our new owned building. The net impact of our facilities move on core operating expenses will be that cost increase about 1 million from December to March and then decrease about 1 million from the March quarter into the June quarter.

Excluding these restructures adjustments, pro forma operating margins should be between 15 and 17 percent in the March quarter. Potentially down a bit from the December quarter but still well in line with our annual guidance. For the fiscal year as a whole, therefore, we expect to come in at the high end of our previously provided outlook range of 410 to 430 million in revenue and right in the middle of the 15 to 20 percent operating margin range.

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MACR - Q3 2005 Macromedia Earnings Conference Call

Looking ahead, we are still completing our detailed operating plan for fiscal ‘06, but we wanted to give you at least a sense of direction as you build your models. At this point we expect to deliver over half a billion dollars in revenue next year driven by a major new release of the MX tools later in the summer. As well we expect to increase our profitability from the 17 percent operating margin we have delivered to date, trending towards our targeted 20 percent operating margin over the course of the year. And we expect to see continued strengthening of our balance sheet and other key metrics as our business expands, leveraging our existing technology, brand and distribution assets. And we will of course provide a more detailed outlook for fiscal ‘06 in our year-end earnings presentation in April.

In the meantime, please join us at various Investor events over the coming months, Including the Weisel Conference in San Francisco and the Merrill Lynch Conference in Los Angeles. Note as well we are tentatively planning to hold our annual analyst day in early May here in San Francisco and Mike will be sending out details soon. Now let’s open up the call for questions. If you are on the Breeze presentation, click on the link to the Q&A to hear this portion of the call, Operator?

QUESTIONS AND ANSWERS

Operator

Thank you. We will now begin the question-and-answer session. If you have a question, please press star, then 1 on your touchtone phone. If you wish to be removed from the queue, press the pound sign or the hash key. If you are using a speaker phone please pick up the handset before pressing the numbers. Once again, for any questions, please press star, then 1 on your touchtone phone. The first question comes from James Friedman from Fulcrum Global Partners. Please go ahead.

Jamie Friedman - Fulcrum Global Partners - Analyst

Yes, thank you, congratulations guys and congratulations, Steve, on your appointment to the CEO spot.

Stephen Elop - Macromedia - Chief Executive Officer

Thank you.

Jamie Friedman - Fulcrum Global Partners - Analyst

Betsey, a couple of financial questions. I was wondering with regard to the Samsung deal, if there was an up-front license fee attributed in the quarter?

Betsey Nelson - Macromedia - Chief Financial Officer, Exec. VP, Sec,

Okay, Jamie, thank you. First actually, I wanted to take a minute and say we are sorry the Breeze was posted a little bit late today but um — it was apparently due to a backlog at our news service and everything’s up on your website. We hope you will get a chance to go take a look at it. It definitely has some additive information that I think will be helpful for you. In terms of Samsung, we referred action on the earnings call if you recall last quarter to a major new manufacturing deal that we couldn’t announce the name of, that was in fact Samsung, so that deal was actually concluded in the September quarter.

Jamie Friedman - Fulcrum Global Partners - Analyst

Okay, and just to follow up in that regard and I see you may have this on the Breeze presentation, but in terms of the — maybe the specific models or the type of handsets — that Samsung is contemplating putting mobile FlashLite into, if you can give us some color on that.

Robert Burgess - Macromedia - Chairman

Yes, Samsung’s gonna be making announcements of the handsets that are shipping in their due course so we don’t want to get ahead of them. I think they’re planning on shipping the first ones here shortly, and so I think there will be news on that from Samsung in the not-too-distant future.

Jamie Friedman - Fulcrum Global Partners - Analyst

Okay, and then maybe the last question on that regard, I’ll just stick with FlashLite. Is the magnitude of Samsung, could we contemplate that to be similar to DoCoMo — and maybe if you could just give us some parameters about how to think about it being that DoCoMo is a service provider and Samsung is an OEM. What some of the —

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MACR - Q3 2005 Macromedia Earnings Conference Call

Robert Burgess - Macromedia - Chairman

Yes, you’re — I think that characterization is right. You know we have a great strategic relationship with DoCoMo and — so they have specs they want the handset manufacturers to meet. So that’s one kind of deal and this is a – the relationship with Samsung is a — as an OEM partner, and — but that we have characterized this as a major strategic relationship and we couldn’t be more excited about it.

Jamie Friedman - Fulcrum Global Partners - Analyst

Thank you very much.

Operator

The next question comes from Steven Frankel from Adam Harkness. Please go ahead.

Steven Frankel - Adams Harkness & Hill - Analyst

Congratulations and congratulations to Steve. For Steve or Rob, why do you think the MX product held up so well this cycle and do you anticipate that it kind of hangs in this level between now and the upgrade?

Stephen Elop - Macromedia - Chief Executive Officer

Yes, this is Steve. I think we are going to see pretty good results in the Studio products between now and the upgrade cycle. We have been very pleased in a number of geographies as to how well it’s doing. I think we predicted from the outset that we expected a longer tail on this product, and that’s exactly what we are seeing.

Steven Frankel - Adams Harkness & Hill - Analyst

Okay and would you anticipate the same kind of long tail in the next cycle? Or is there something about that release that it might go back to the old characteristic of a quick start and then kind of a tail-off from there.

Stephen Elop - Macromedia - Chief Executive Officer

Well, I think part of reason for the longer tail is because of the increased attention and presence in the corporate marketplace and that’s not going to change so I suspect that the pattern we are seeing now is what we will continue to see with the future releases.

Steven Frankel - Adams Harkness & Hill - Analyst

Great. Thank you.

Operator

The next question comes from Gene Muntser from Piper Jaffray. Please go ahead.

Eugene Munster - Piper Jaffray - Analyst

Good afternoon all and my congratulations on both ends. In terms of the Flash business, Betsey you mentioned that 85 percent was royalties in support of the 5.9 million. I assume that that’s kind of a good benchmark as far as — sounds like just the actual royalty and the unit numbers are starting to pick up to be a more material amount. Is that a fair assessment? Or is it still going to be kind of lumpy in terms of how much is up-front versus actual royalties.

Betsey Nelson - Macromedia - Chief Financial Officer, Exec. VP, Sec,

No, that’s correct, Gene, and I think we took the opportunity last quarter to start providing visibility to the portion of our consumer revenues that represent ongoing royalties and support. So, yes, our expectation is that’s a base or a foundation, if you will, for the business, on top of which you would see the impact of new design wins.

Eugene Munster - Piper Jaffray - Analyst

And just in terms of on the competitive side within that. It seems like you guys are obviously in a good position. Some potential competitors out there, whether it’s Brew or just plain old Java, are talking about potentially having an opportunity. Can you — kind of quickly talk about how you feel competitively as this market rolls out. Is this something you think you can be a standard in or is it gonna be multiple players in the market.

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MACR – Q3 2005 Macromedia Earnings Conference Call

Stephen Elop - Macromedia - Chief Executive Officer

Yes, this is Steve. I think the — the thing that we are seeing in the marketplace is that the various customers, whether it be operators or handset makers are particularly interested in the strength of our designer and developer community, and that doesn’t exist, you know, in the other circumstances that you mentioned. And I think that — we are well positioned to help our designers and developers support this new marketplace, and, you know, I think it’s primarily that that is driving people to shift towards the FlashLite approach.

Eugene Munster - Piper Jaffray - Analyst

And on the — on the USN — I apologize if you talked about this on the earlier part of the presentation but any update in terms of more announcements from the U.S. front related to FlashLite.

Stephen Elop - Macromedia - Chief Executive Officer

No immediate updates but it’s generally our belief that the trend that we’re seeing, you know, initially in Japan, you know, sweeping through the rest of Asia will be coming — coming this way. So, something to watch for in the future.

Eugene Munster - Piper Jaffray - Analyst

There has just been a lot of buzz around the whole Flash video side kind of, video without boundaries is just a different way to do it and we’ve heard a lot from advertisers saying that this is of an interest. Are you seeing that being as something that your install base – could this be potentially one of the reasons why the tail is longer is that it’s based on Flash video, and if not, is this something that you think will be a material feature within your product set, kind of in the next MX cycle?

Stephen Elop - Macromedia - Chief Executive Officer

Yeah, I think that is certainly the case that Flash video has helped both Flash and Dreamweaver. As Rob mentioned in the call the Flash video kit for Dreamweaver is showing a lot of legs which we’re — we’re excited about. And — you know our product direction follows, you know, the requirements of our customers. They are very excited about Flash video. So I’d anticipate — you know, more interest and more activity in that area in future versions.

Eugene Munster - Piper Jaffray - Analyst

Great, congratulations.

Stephen Elop - Macromedia - Chief Executive Officer

Thank you.

Operator

The next question comes from Keith Gay from Thomas Weisel Partners. Please go ahead.

R. Keith Gay - Thomas Weisel Partners - Analyst

Hi, congrats also. The timing of the next MX release now later in the cycle is — later in the summer. Is that in part due to the strength that you are seeing in the current cycle gives you the leeway to have it come— as you said later in the summer?

Robert Burgess - Macromedia - Chairman

No, in fact — there’s never been a change. I mean that’s the length of time we decided to — investment we decided in the product, a great set of new releases and the timing hasn’t changed so —

R. Keith Gay - Thomas Weisel Partners - Analyst

Okay, okay. Any changes in terms of bolstering the marketing and advertising around the Breeze product? I think you mentioned adding some more head counts, some more salespeople, is that – is that an area of focus or any increased aggressiveness around marketing and advertising for Breeze?

Stephen Elop - Macromedia - Chief Executive Officer

A couple of points there. As it relates to marketing and advertising, we did do a series of ad placements this past quarter in a number of popular business publications. You will see the results of that over the next couple of quarters but the early results as, you know, represented by what you saw with our Breeze product this quarter are very encouraging so that would certainly encourage us to do more of that. As well, you asked a question about the sales side. You know, our posture there is to consistently invest in sales, you know, along with the revenue growth that we are achieving. So to the extent that our direct sales force is being increasingly

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MACR - Q3 2005 Macromedia Earnings Conference Call

successful with products like Breeze and Flex and in the mobile arena you’ll see us to continue to invest on the sales side as well. You know, the traction we’re getting with — with Breeze and what we are seeing is really exciting. Huge opportunity for us. You know one of the — the things we’ve looked at is the degree of penetration in the Fortune 500. I think we’ve got to 49 of the fortune 500 so far, and that’s continuing to go strong. We are seeing some increases in ASPs. So, you know, the excitement level around this product is doing nothing but increasing here at Macromedia.

R. Keith Gay - Thomas Weisel Partners - Analyst

Okay. An finally, what are your goals around the World 3G Conference, are — is that going to be a venue where we may see something new in terms of — on the product front or as well as customer contract signings. Anything that you can point to in terms of what you hope to accomplish there?

Stephen Elop - Macromedia - Chief Executive Officer

I recommend that you stay tuned and join us in Cannes.

R. Keith Gay - Thomas Weisel Partners - Analyst

Okay, Thank you.

Operator

The next question comes from Jay Vleeschhouwer from Merrill Lynch. Please go ahead.

Jay Vleeschhouwer - Merrill Lynch - Analyst

Thanks. Good afternoon. I’d like to ask first about the FlashLite business. There was some talk at the Max conference a couple of months ago the total volume of Flash [INAUDIBLE] devices that will have shipped through the end of the December would have gotten up to about 22 million up from 8 million through the end of December 2003. And I am wondering if you did, in fact, hit that shipment since inception number.

Stephen Elop - Macromedia - Chief Executive Officer

We don’t have the exact number but that’s exactly in the area where we think that is, yes.

Jay Vleeschhouwer - Merrill Lynch - Analyst

Okay. And with the number of design and skus increasing, is it fair to say, Steve, that the monthly run rate of volume generating Flash devices ought to increase in calendar ’05 versus the million or so per month you did in 2004.

Stephen Elop - Macromedia - Chief Executive Officer

I think that you will see as — as relationships like Samsung and others come on line it will continue to increase, absolutely.

Jay Vleeschhouwer - Merrill Lynch - Analyst

Okay. On the software business, there has been a lot of discussion by the company at — at the Flash conference and elsewhere about your new synchronous development process, and I am wondering if you could perhaps describe how that has materially improved or changed your — your — well, not your — your product outcome. That is to say how do you avoid another QA issue that you had in the fall of 2003, and you know, what is coming out of that process that is going to make this next release a compelling or significant release.

Stephen Elop - Macromedia - Chief Executive Officer

A couple of things. First of all, synchronous product development really emphasizes the involvement of customers from the minute we begin the release cycle. So the degree to which we are in front of a select group of customers, talking about everything we are doing, you know, balancing different potential directions for the products with them, you know, is much higher than we have done in the past. We’ve always worked with our customers on these products obviously, but that the degree of rigor and the extent to which we are interacting with customers has increased as a result. The synchronous product development process continued throughout the entire development life cycle. Key checkpoints with customers with a lot more rigor. And indeed, as we said, — you know we introduced this to ensure that the QA standards and so forth were everything that we’re accustomed to at Macromedia and, you know we are very confident that both in terms of feature sound and quality we are going to hit the mark later this year.

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FINAL TRANSCRIPT

MACR - Q3 2005 Macromedia Earnings Conference Call

Jay Vleeschhouwer - Merrill Lynch - Analyst

All right. Betsey mentioned that the percentage of distribution business is coming down, which — which has been a trend now for the last couple of years. You in the past have — within the last year have talked about some different emphases in terms of distribution. You had been planning to make changes in terms of your tier 1 channel, tier 2, different emphasis, perhaps, on street pricing. I’m just wondering if you could walk us through what’s transpired over the last year? What may yet transpire in terms of distribution structure and how you see that affecting pricing and the profitability of distribution?

Stephen Elop - Macromedia - Chief Executive Officer

Right. I think, you know, a couple of things we’ve talked about historically. For example, stabilizing street price and so forth in different geographies around the world and we’ve very much done that in a number of geographies. We introduced on-line store capabilities, specifically to stabilize street price, not because we believed it was particularly a strong channel in say a country like Korea but certainly affected street pricing. In terms of, you know, major distribution changes, I don’t think you will see any significant structural changes in the quarters ahead, but it’s clear that our direct sales force is having an impact in that the type of relationships that we are establishing with large corporations, educational institutions or government organizations is resulting in larger volume oriented relationships being established which is shifting more of our business to the volume licensing side, which is reducing, you know, what you are seeing in one off box purchases and so forth which is primarily what MPD, for example, tends to — tends to tap into. So I know know there is sometime some puzzlement about there but what the MPD data represents. You know, over time it will continue to become less relevant.

Jay Vleeschhouwer - Merrill Lynch - Analyst

Thanks, Steve.

Stephen Elop - Macromedia - Chief Executive Officer

You’re welcome.

Operator

The next question comes from Steve Lidberg from Pacific Crest. Please go ahead.

Steve Lidberg - Pacific Crest Securities - Analyst

Good afternoon, guys. In your presentation you noted on the consumer mobile side of the business, that there were no large, up-front license fees in the quarter and I guess I was wondering — hoping that you could characterize the level of interest in incorporating FlashLite into devices, both inside mobile but also in other industries, i.e., entertainment systems for automobiles, et cetera.

Stephen Elop - Macromedia - Chief Executive Officer

Well, general characterization. The interest level in the use of FlashLite on both phones, and also don’t forget about the consumer electronic side of things beyond just phones, but all sorts of devices that are enabled with rich displays and the requirement for rich user interfaces, is absolutely growing. And as it relates to our organization, it’s going to be an ongoing area of focus for us. I think what you’ll see over time is that we’ll generally be biasing, you know, whether it’s tools development or, you know, solutions that we may develop over time in a direction that leverages the fact that the FlashLite capability will extend over a wide variety of platforms, giving us, you know, quite a unique competitive differentiator.

Steve Lidberg - Pacific Crest Securities - Analyst

And as you look at a relationship such as Samsung to the extent that it takes you into new geographies, new carriers, there’s still a similar type of revenue opportunity as what you’re currently experiencing with DoCoMo or does the relationship of Samsung more or less— take the place of — of the carrier opportunity?

Stephen Elop - Macromedia - Chief Executive Officer

No, I think they’re — they’re quite complementary and in both cases there is opportunities to further expand those relationships. You know FlashLite at DoCoMo was a first step, we hope to do more — more interesting things with them over time, so it’s — it’s very much a complimentary opportunity and will be for some time to come.

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FINAL TRANSCRIPT

MACR - Q3 2005 Macromedia Earnings Conference Call

Steve Lidberg - Pacific Crest Securities - Analyst

And then lastly on the Breeze product, can you talk about — churn and, I guess — or customer attention as that business matures? Thanks.

Stephen Elop - Macromedia - Chief Executive Officer

I don’t have right in front of me immediate churn numbers. I can tell you it is very low. We have seen in the last quarter a real pick up in repeat customers. I think we have 93 repeat customers in the quarter that just ended. So we are absolutely seeing the right momentum. One of the things we really like to see is that a large number of those repeat customers aren’t just adding a few more seats in a particular department. They are — we are seeing a viral effect within companies that other departments within the company are buying in, and so — those repeat customers are — are good revenue for us.

Operator

The next question comes from Sasa Zorovic from Oppenheimer and Company. Please go ahead.

Sasa Zorovic - Oppenheimer and Company - Analyst

Thank you. I was wondering if you could comment briefly on the lieniarty of the December quarter.

Betsey Nelson - Macromedia - Chief Financial Officer, Exec. VP, Sec,

Hi, Sasa, this is Betsey. Sure, I’ll comment on that. I think that the linearity of this quarter was pretty similar to the last few quarters, you know, versus the company 5, 6 years ago when it was primarily a box business. It’s become a little bit less linear than it was then, but it is very consistent with prior periods.

Sasa Zorovic - Oppenheimer and Company - Analyst

The — also if you could comment a little bit on maybe sort of what the sort of — of your inventories and sort of the channel situation looks like now that you’re entering the March quarter compared to what it looked like in the December quarter.

Betsey Nelson - Macromedia - Chief Financial Officer, Exec. VP, Sec,

Certainly. You know, one thing that bears note is as our business has shifted from being primarily box again from years ago to now being more than half volume shipment based, even for our tools products which certainly many people associate with the box imagery. The absolute levels of channel inventory has come down significantly. People don’t hold inventory of volume licenses, it’s basically a serial number and a gold master that gets distributed to a company. So the channel inventory levels overall have come down, as well as distributor have gotten more efficient in managing their inventory and we stick with a very consistent revenue recognition policy as well with regard to our inventory.

Sasa Zorovic - Oppenheimer and Company - Analyst

My final question you were mentioning as you were going into the quarter that one of the key initiatives was actually improving the sales force productivity. Could you give us sort of— kind of metrics where we can sort of see that for ourselves from the outside?

Stephen Elop - Macromedia - Chief Executive Officer

In — in terms of how you can measure that from the outside. I don’t know if there’s a.

Sasa Zorovic - Oppenheimer and Company - Analyst

Or you could just tell us what they are. Maybe even if we couldn’t independently measure them.

Stephen Elop - Macromedia - Chief Executive Officer

Yes, I mean clearly we are looking at things like revenue per head, productivity ramps, and things like that, all of which are going in the right direction. I don’t think we are ready at this point to share those numbers, but, you know we are definitely moving in the right direction. One of the things I want to highlight is this was the second full quarter that our new head of sales, Mr. Don Hunt, was at the helm in terms of driving the quarter through. And — we are thrilled both with his personal contribution and at the evolution of the sales force he is introducing in terms of enterprise discipline.

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FINAL TRANSCRIPT

MACR - Q3 2005 Macromedia Earnings Conference Call

Sasa Zorovic - Oppenheimer and Company - Analyst

Thank you very much.

Operator

The next question comes from Steve Ashley from Robert W. Baird. Please go ahead.

Steve Ashley - Robert W. Baird. - Analyst

I’d like to add my congrat — congratulations as well. Betsey, is this available on the Flash presentation? In the past you’ve broken down the D & D revenue into three different kind of categories with the RIA and server web developer. Are those numbers on the Breeze presentation?

Betsey Nelson - Macromedia - Chief Financial Officer, Exec. VP, Sec,

The numbers within Designer Developer are not in the Breeze presentation, but they are in the Investor Relations data sheets posted on the IR site.

Steve Ashley - Robert W. Baird. - Analyst

Okay. That’s fine.

Betsey Nelson - Macromedia - Chief Financial Officer, Exec. VP, Sec,

If you want them quickly I can provide them to you within Designer Developer for the third quarter multimedia and graphics was 20 percent,

Steve Ashley - Robert W. Baird. - Analyst

Okay.

Betsey Nelson - Macromedia - Chief Financial Officer, Exec. VP, Sec,

RIA server 12 and web development 47 percent.

Steve Ashley - Robert W. Baird. - Analyst

Great. And in terms of large up-front payments. We talked about Samsung being signed. We also talked about the fact that we did not receive a large up-front payment this period. Would you expect to receive a — some large up-front payment from either Samsung or others in the mobile space that you have visibility in in the March quarter?

Betsey Nelson - Macromedia - Chief Financial Officer, Exec. VP, Sec,

We would certainly talk about that when we have announcements to make, Steve.

Steve Ashley - Robert W. Baird. - Analyst

Is there anything from Samsung that you have announced that we could look to see fall in the next period?

Betsey Nelson - Macromedia - Chief Financial Officer, Exec. VP, Sec,

Really no comment.

Steve Ashley - Robert W. Baird. - Analyst

Okay. In terms of Breeze, you talked about ASPs getting better. Can you provide any color around how — how ASPs are trending in the Breeze business?

Stephen Elop - Macromedia - Chief Executive Officer

Yes, trending positively, getting close to 30 K. And I think we’ll see them continue — to continue to go in the right direction as these larger deals take shape.

Steve Ashley - Robert W. Baird. - Analyst

Perfect. And do you think you benefited from a budget flush at the end of the calendar year in the Breeze and in the kind of business users space?

Stephen Elop - Macromedia - Chief Executive Officer

I don’t know about a budget flush. It didn’t have that feeling at the end of quarter. You know the business that came in

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FINAL TRANSCRIPT

MACR - Q3 2005 Macromedia Earnings Conference Call

was very much what we lined up on and were forecast, you know, through the quarter so it didn’t have that sense of, you know, sort of a runaway last week or two or anything like that.

Steve Ashley - Robert W. Baird. - Analyst

Great. And are you getting any traction with the Breeze product outside the United States?

Stephen Elop - Macromedia - Chief Executive Officer

Yes, — Europe is really starting to kick in. We’ve seen some — some great results there. We have some targets for them this quarter that they — that they exceeded, so we are pleased with that. Asia Pacific and Japan just beginning. Very early days there, but certainly in Europe we’re beginning to get traction.

Steve Ashley - Robert W. Baird. - Analyst

Grat. And just lastly in terms of channel leverage. Are you driving any today having other people help you sell your business products? Or is that something we can hope for or might see in the future.

Stephen Elop - Macromedia - Chief Executive Officer

That’s something we are interested in, you know, over time. We are making some small investments with some particular partners to see how that model can best work for us, and, you know, we will see how that works out every over time.

Steve Ashley - Robert W. Baird. - Analyst

Great. Thanks so much.

Stephen Elop - Macromedia - Chief Executive Officer

You’re welcome.

Operator

Next question comes from Steve Jue from RBC Capital Markets. Please go ahead.

Steve Jue - RBC Capital Markets - Analyst

Thanks, I will echo my congratulations as well. Two questions. One around Breeze and the positioning, obviously it’s a very strong corporate communications and training tool, and I am wondering are you seeing more success on that side versus some of the broader web conferencing stuff. And, you know, as you penetrate some of these Fortune 500 companies, is this become more complementary to what they have for existing web conferencing?

Stephen Elop - Macromedia - Chief Executive Officer

Yes. What we are seeing, first of all, our primary way of entering an account tends to be around e-learning and training and things like that, but what we saw in the last — last quarter or so, first of all, is an increasing attach rate of the live or web conferencing capability to those opportunities. But we’re also seeing a growing number of Breeze live as the reason for being there opportunities. So we are definitely seeing Breeze Live picking up, playing a bigger role in those relationships, and, you know, we are excited about that.

Steve Jue - RBC Capital Markets - Analyst

Great. And the second question. Around the video opportunity. Obviously as more video use with Flash, you are driving more use of the tools. Are you seeing follow-on service sales? I know the Flash Comserver used to be out there. I’m just wondering how to think about it’s able to deploy more video how that benefits the company.

Stephen Elop - Macromedia - Chief Executive Officer

Yes. Flash Comserver, it’s interesting, when we first developed and deployed that product people were spending some time trying to figure out how best to use it. And — you know obviously we incorporated it into our Breeze product line and you know it’s doing very well there. But what we’re really seeing, you know, around the world is Flash Comserver is getting more and more interesting, particularly through partners that we have. We have a number of partners that are providing what we call a Flash video streaming service. Essentially people working around the edge of the Internet to make Flash video more easily accessible to the — to the masses of designers and developers and that strategy seems to be paying off for us.

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FINAL TRANSCRIPT

MACR - Q3 2005 Macromedia Earnings Conference Call

Steve Jue - RBC Capital Markets - Analyst

Okay, great. And then just quickly, Betsey, with the restructuring charges, that’s a one quarter more facility related in Q4

Betsey Nelson - Macromedia - Chief Financial Officer, Exec. VP, Sec,

That’s correct, Steve.

Steve Jue - RBC Capital Markets - Analyst

Okay. And then — then basically there is some one-time — I think $1 million you mentioned kind of moving expense related and then trending down?

Betsey Nelson - Macromedia - Chief Financial Officer, Exec. VP, Sec,

Exactly.

Steve Jue - RBC Capital Markets - Analyst

Okay. Thank you.

Operator

There is time for one last question. The final question comes from Trip Chowdhry from Midwest Research. Please go ahead.

Trip Chowdhry - Midwest Research - Analyst

Thank you, congratulations again for a fabulous execution. I had two questions. First, you know when I do my survey work, I am getting a very strong message from the market that there is a major shift on — being undertaken in the web space to rich clients. I was wondering — and, of course, Macromedia is a company which is on top of mind for most of the customers when they think in terms of rich clients. I was thinking if you can, you know, in simple terms help us understand why that shift is occurring and how does your product portfolio facilitate that shift to echo (ph).

Stephen Elop - Macromedia - Chief Executive Officer

Yes, I think it is an unmistakable trend, I think, when people are talking about rich clients. Let me talk about just a general rich experience and I think the biggest driver of that is broadband, actually, availability of broadband connection. So people prefer a richer experience. They just don’t want to wait a long time for it. So we’re seeing that. The other category of rich clients is rich Internet applications, and this is a — an application architecture that we pioneered a few years ago. We are now seeing rich Internet applications springing up all over the place, and I think this is simply a function of fact that technology wasn’t really available to create them easily, and now it is, and that’s Flex, as an environment to build these applications. So we are very encouraged by the work that we see our customers doing, and we think it’s a very strong trend for the future.

Trip Chowdhry - Midwest Research - Analyst

Anding will on Breeze, it seemed like in U.S., the competitive environment was little interesting with Microsoft reducing its price, but the customer being indifferent to the price they were looking for for functionality I would think, and that’s the reason probably your Breeze product line did well in U.S. But I discovered another interesting phenomenon in Asia Pac region [ INAUDIBLE] was probably non-existent in most of your competitive engagements. What do you think is happening differently in Asia Pac region versus say in U.S.

Stephen Elop - Macromedia - Chief Executive Officer

You know I have been on a number of customer visits and sales calls in A-PAC around Breeze and quite frankly I think there’s some cultural aspects in the number of countries in terms of, you know, the acceptance of the technology. We are seeing that change over time, but I think — I think that’s part of it. I think, you know, when you look in places like Europe, you are seeing greater cultural acceptance. More and more you are seeing products like that being introduced. I think to your — to your earlier comments about Breeze and, you know, what Microsoft may have to offer and so forth, at the end of the day, the reason there is less pressure on pricing and getting into that for us at this point is because the experience truly does matter. The quality of the Breeze experience, whether it’s the training and learning applications or whether it is Breeze Live is just so much better and so more easily deployed to an organization’s customers or employees, whatever the case may be.

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FINAL TRANSCRIPT

MACR - Q3 2005 Macromedia Earnings Conference Call

Trip Chowdhry - Midwest Research - Analyst

Congratulations for a fabulous quarter. Thank you.

Robert Burgess - Macromedia - Chairman

So I guess that concludes our conference call. This is Rob speaking. And, again, I want to offer my congratulations to Stephen. As I look at, you know, how the company is positioned now, I think we just have — we have a terrific position. I think there is a great number of industry trends in our favor, and as we go after these new markets, it’s all about execution, and Stephen is just a fantastic executive and I think is the right man to lead the company for the next generation. And so I want to thank you for all your support, and look forward to seeing you all in the future. Thank you.

Operator

Ladies and gentlemen, thank you for your participation. This conference will be available at Macromedia’s website at www.macromedia.com. It will also available for telephone replay after 6 p.m. Pacific time today and through February 2nd. You may access telephone replay by dialing 1-877-213-9653 and entering the access code of 10679983. International participants please dial 1-630-652-3041. This concludes the conference call for today. Thank you for participating.

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